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                                                                     EXHIBIT 2.1

                   AMENDMENT TO PURCHASE AND SALE AGREEMENT
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     This Amendment to Purchase and Sale Agreement dated as of March 12, 1998, is by and between Cooper Power Tools, Inc. ("Buyer"), a Delaware corporation, GPX Corp. ("Seller"), a Nevada corporation, Cooper Industries, Inc. ("Cooper), an Ohio corporation, and Global Industrial Technologies, Inc. ("Global"), a Delaware corporation.

     WHEREAS, effective as of March 3, 1998, Buyer, Seller, Cooper and Global executed that certain Purchase and Sale Agreement (the "Agreement"; capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement);

     WHEREAS, the parties desire that certain changes be made to the Agreement.

     IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   Section 2.5.1.2.19. A new Section 2.5.1.2.19 shall be added to the
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Agreement as follows:

     The Peg Net Asset Statement does not include and the Preliminary and Final Closing Net Asset Statements will include an accrual for Liabilities related to the supplemental pension plan provided through Delta Lloyd to the employees of INTOOL International B.V., using the same procedures and assumptions as used in the most recent actuarial valuation.

2.   Section 2.5.1.2.1. Section 2.5.1.2.1 shall be revised by replacing the
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reference to "(S)2.5.1.2.18" in the last line with a reference to
"(S)2.5.1.2.19."

3.   Other Provisions Not Changed. The Agreement, except as modified in this
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Amendment to Purchase and Sale Agreement shall be and remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Purchase and Sale Agreement to be duly executed as of the day and year first written above.

COOPER POWER TOOLS, INC.                GPX, CORP,

By: /s/ David A. White                  By: /s/ Graham L. Adelman
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Name: David A. White, Jr.               Name: Graham L. Adelman
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Title: Authorized Signatory             Title: Vice President
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COOPER INDUSTRIES, INC.                 GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

By: /s/ David A. White                  By: /s/ Graham L. Adelman
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Name: David A. White, Jr.               Name: Graham L. Adelman
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Title: Sr. Vice President               Title: Senior Vice President
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